Exhibit 99.1
Chord Energy Reports First Quarter 2025 Financial and Operating Results, Declares Base Dividend and Issues Updated Outlook
Houston, Texas — May 6, 2025 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the first quarter 2025.
Key Takeaways and Updates:
•Strong Performance: Solid execution and asset performance, combined with disciplined cost control delivered Cash Flow from Operations and Adjusted Free Cash Flow(1) above expectations;
•Shareholder Returns: Returned 100% of Adjusted Free Cash Flow(1) to shareholders through share repurchases after declaring base dividend of $1.30 per share;
•Stock Repurchases: Repurchased $216.5MM of common stock at an average price of $108.54/share;
•Operational Success: Executed first 4-mile turn-in-line (“TIL”) with well costs below budget;
•Financial Flexibility: Issued $750MM of 2033 Senior Notes at 6.75%, enhancing liquidity to over $1.9B with leverage at 0.3x; and
•2025 Outlook: Reducing activity in accordance with original 2025 operating plan, while closely monitoring the macro environment. Maintaining FY25 production guidance, while decreasing capital by $30MM, reflecting program efficiencies.
1Q25 Operational and Financial Highlights:
•Production: Achieved volumes of 153.7 MBopd (270.9 MBoepd), surpassing the high-end of guidance;
•CapEx: E&P and other CapEx of $355.4MM was towards the low-end of guidance;
•Expenses: Lease Operating Expense (“LOE”) was $9.56 per Boe, below midpoint of guidance;
•Realizations: Gas and NGL realizations were favorable, reflecting seasonally strong regional benchmark prices;
•Cash Flow: Net cash provided by operating activities was $656.9MM, with net income of $219.8MM; and
•EBITDA & FCF: Adjusted EBITDA(1) was $695.5MM and Adjusted Free Cash Flow(1) was $290.5MM.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
Danny Brown, President and CEO of Chord Energy, commented:
“Chord’s first quarter performance demonstrates strong operational momentum. We benefited from better than modeled well performance, solid cost control, and improved downtime, leading to strong oil production and free cash flow above expectations. Our compelling asset base and proficient execution continue to support high levels of shareholder distributions, with 100% of free cash flow returned to shareholders for the second consecutive quarter. Share repurchases comprised the entirety of returns after the base dividend, and we expect continued focus on share repurchases going forward. I thank the Chord employees for their resilience in overcoming difficult winter conditions and putting the Company on excellent footing for the remainder of the year.”
“As we look forward, the macro outlook has deteriorated, and we continue to monitor the environment for new developments. Should conditions remain unfavorable or weaken, Chord has sufficient operational and financial flexibility to moderate activity and maintain an efficient, returns-focused program with strong free cash generation. Our premier Williston Basin position, built with a focus on disciplined capital allocation, early adoption of new technologies, and strategic M&A, puts Chord in a strong position to weather commodity down cycles. We remain focused on optimizing capital allocation while operating safely and sustainably.”

1Q25 Operational and Financial Update:
The following table presents select 1Q25 operational and financial data compared to guidance released on February 25, 2025:

Metric	1Q25 Actual	1Q25 Guidance
Oil Volumes (MBopd)	153.7	149.5 – 152.5
NGL Volumes (MBblpd)	48.1	46.8 – 48.3
Natural Gas Volumes (MMcfpd)	414.5	402.0 – 415.0
Total Volumes (MBoepd)	270.9	263.3 – 269.9
E&P & Other CapEx ($MM)	$355.4	$350 – $380
Oil Discount to WTI ($/Bbl)	$(2.30)	$(3.00) – $(1.00)
NGL Realization (% of WTI)	20%	13% – 23%
Natural Gas Realization (% of Henry Hub)	63%	45% – 55%
LOE ($/Boe)	$9.56	$9.40 – $10.40
Cash GPT ($/Boe)(1)	$3.03	$2.65 – $3.15
Cash G&A ($MM)(1)	$28.3	$29.0 – $31.0
Production Taxes (% of Oil, NGL and Natural Gas Sales)(2)	6.8%	8.3% – 8.7%
Cash Interest ($MM)(1)	$15.6	$15.0 – $17.0
Cash Tax (% of Adjusted EBITDA)(3)	4.9%	1% – 7%

___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)1Q25 includes reimbursements of $12.2MM.
(3)Cash taxes paid during the three months ended March 31, 2025 were $33.9MM, or 4.9% of Adjusted EBITDA. Guidance range based on NYMEX WTI between $60/Bbl – $80/Bbl.

Chord had 30 gross (25.7 net) operated TILs in 1Q25.
During the three months ended March 31, 2025, net cash provided by operating activities was $656.9MM and net income was $219.8MM ($3.66/diluted share). Adjusted EBITDA was $695.5MM, Adjusted Free Cash Flow was $290.5MM and Adjusted Net Income was $240.9MM ($4.04/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Return of Capital:
Chord declared a base dividend of $1.30 per share of common stock. The dividend will be payable on June 9, 2025 to shareholders of record as of May 21, 2025. Details regarding the Return of Capital calculation can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

The Company repurchased 1,994,496 shares of common stock at a weighted average price of $108.54 per share totaling $216.5MM in 1Q25, representing 100% of shareholder returns after the base dividend. Shares issued and outstanding as of May 1, 2025 were 57.8MM (58.3MM on a fully-diluted basis), compared to 58.2MM (58.9MM on a fully-diluted basis) as of March 31, 2025.

2025 Outlook Update:
Chord is currently reducing activity in accordance with its original 2025 operating plan, while closely monitoring the macro environment to further reduce activity if conditions remain unfavorable or weaken. Chord’s original 2025 development plan contemplated both rig and completion activity reductions in the second quarter, with a completions crew returning around the fourth quarter. Given the deteriorating macro economic backdrop, Chord is biased to not return the second completions crew, which would result in a further reduction to capital and a minimal impact to FY25 production volumes. Chord has sufficient operational and financial flexibility to moderate activity and maintain an efficient, returns-focused program with strong free cash flow generation.
Chord’s updated FY25 guidance at $60/Bbl WTI and $3.75/MMBtu Henry Hub for 2Q – 4Q is as follows:
•Adjusted EBITDA: Expected to be approximately $2.2B;
•Adjusted Free Cash Flow: Expected to be approximately $650MM;
•Gross Operated TILs: 130 – 150 wells (~80% working interest), with 40 – 50 wells planned for 2Q25 (~73% working interest). ~40% 3-mile laterals in 2025;
•E&P and Other CapEx: Reduced by $30MM to approximately $1.37B driven by efficiencies;
•Oil Volumes: Expected to average 152.5 MBopd, unchanged from February guidance;
•LOE: Decreased $0.30/Boe to $9.60/Boe reflecting efficiencies (FY25 impact ~$30MM);
•Differentials: Adjusted to reflect 1Q25 performance and current outlook; and
•Interest expense: Increased due to March bond offering, recent buybacks and commodity price assumptions.
The following table presents select operational and financial guidance for 2Q25 and FY25:

Metric	2Q25 Guidance	FY25 Guidance
Oil Volumes (MBopd)	153.0 – 156.0	151.0 – 154.0
NGL Volumes (MBblpd)	47.3 – 48.8	48.0 – 49.1
Natural Gas Volumes (MMcfpd)	408.5 – 421.5	417.1 – 426.9
Total Volumes (MBoepd)	268.3 – 275.0	268.5 – 274.2
E&P & Other CapEx ($MM)	$355 – $385	$1,325 – $1,415
Oil Discount to WTI ($/Bbl)	$(3.05) – $(1.05)	$(2.70) – $(1.20)
NGL Realization (% of WTI)	5% – 15%	10% – 18%
Natural Gas Realization (% of Henry Hub)	25% – 35%	36% – 44%
LOE ($/Boe)	$9.25 – $10.25	$9.20 – $10.00
Cash GPT ($/Boe)(1)	$2.65 – $3.15	$2.70 – $3.10
Cash G&A ($MM)(1)	$26.0 – $28.0	$97.0 – $107.0
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.3% – 8.8%	7.8% – 8.2%
Cash Interest ($MM)(1)	$16.5 – $18.5	$65.0 – $71.0
Cash Tax (% of Adjusted EBITDA)(2)	2% – 9%	4% – 9%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for more information.
(2)Cash Tax guidance reflects WTI prices between $55/Bbl – $75/Bbl.
Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	1Q25	4Q24	1Q24
Production data:
Crude oil (MBopd)	153.7	153.3	99.0
NGLs (MBblpd)	48.1	51.8	34.4
Natural gas (MMcfpd)	414.5	410.5	209.8
Total production (MBoepd)	270.9	273.5	168.4
Percent crude oil	56.7%	56.1%	58.8%

	1Q25	4Q24	1Q24
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$69.11	$68.79	$75.32
Differential to NYMEX WTI ($/Bbl)	(2.30)	(1.49)	(1.71)
Crude oil, with realized derivatives ($/Bbl)	69.08	69.16	75.17
Crude oil realized derivatives ($MM)	0.4	(5.2)	(1.4)
NGL, without realized derivatives ($/Bbl)	14.18	10.07	15.09
NGL, with realized derivatives ($/Bbl)	14.18	10.07	15.09
Natural gas, without realized derivatives ($/Mcf)	2.30	1.21	1.16
Natural gas, with realized derivatives ($/Mcf)	2.31	1.21	1.16
Natural gas realized derivatives ($MM)	(0.1)	—	—
Selected financial data ($MM):
Revenues:
Crude oil revenues	$956.1	$970.4	$678.9
NGL revenues	61.3	48.0	47.3
Natural gas revenues	85.9	45.9	22.1
Total oil, NGL and natural gas revenues	$1,103.3	$1,064.3	$748.3
Cash flows:
Net cash provided by operating activities:	$656.9	$566.5	$406.7
Non-GAAP financial measures(1):
Adjusted EBITDA	$695.5	$640.1	$464.8
Adjusted Free Cash Flow	290.5	276.9	199.6
Adjusted Net Income Attributable to Common Stockholders	240.9	213.5	218.1
Select operating expenses:
LOE	$233.1	$241.5	$159.2
Gathering, processing and transportation expenses (“GPT”)	73.3	73.1	54.0
Production taxes	74.6	89.0	63.9
Depreciation, depletion and amortization	349.8	350.7	168.9
Total select operating expenses	$730.8	$754.3	$446.0
Earnings per share:
Basic earnings per share	$3.67	$3.45	$4.79
Diluted earnings per share	3.66	3.43	4.65
Adjusted diluted earnings per share (Non-GAAP)(1)	4.04	3.49	5.10
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Marcellus natural gas volumes and realized natural gas price were 128.5 MMcfpd and $4.71/Mcf, respectively, in 1Q25.
Capital Expenditures:
The following table presents the Company’s capital expenditures (“CapEx”) by category for the period presented (in millions):

1Q25
CapEx:
E&P	$354.8
Other	0.6
Total E&P and other CapEx	355.4
Capitalized interest	1.1
Acquisitions	17.9
Total CapEx	$374.4

Balance Sheet and Liquidity:
On March 13, 2025, Chord issued $750.0 million of 6.75% senior unsecured notes due 2033 and used the proceeds to redeem its previously issued 6.375% senior unsecured notes due 2026 and repay a portion of the borrowings outstanding on its senior secured revolving credit facility. In addition, Chord received a contingent consideration payment of $25.0MM in 1Q25 associated with a previously completed asset divestiture.
The following table presents key balance sheet data and liquidity metrics as of March 31, 2025 (in millions):

March 31, 2025
Revolving credit facility(1)	$2,000.0

Revolver borrowings	$60.0
Senior notes	750.0
Total debt	$810.0

Cash and cash equivalents	$35.8
Letters of credit	30.8
Liquidity	1,945.0
___________________
(1)$2.75B borrowing base and $2.0B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, Vice President, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Wednesday, May 7, 2025
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/5Xq8dg8rDmj
To join the conference call by phone without operator assistance (including sell-side analysts wishing to ask a question), you may register and enter your phone number at https://emportal.ink/4jrSCtf to receive an instant automated call back and be immediately placed into the call.
You may also use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	12817
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Wednesday, May 14, 2025 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	12817 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the Enerplus combination, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the Enerplus combination. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil, NGL and natural gas prices, uncertainty regarding the future actions of foreign oil producers and the related impacts such actions have on the balance between the supply of and demand for crude oil, NGLs and natural gas, the actions taken by OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations, changes in trade policies and regulations, including increases or change in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, war between Russia and Ukraine, military conflicts in the Red Sea Region and war between Israel and Hamas and the potential for escalation of hostilities across the surrounding countries in the Middle East and their effect on commodity prices, changes in general economic and geopolitical conditions, including as a result of the change in administration in the federal government of the United States, inflation rates and the impact of associated monetary policy responses, including increased interest rates, the ultimate results of integrating the operations of Chord, the effects of the Enerplus combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the Enerplus combination in the timeframe expected or at all, developments in the global economy, as well as any public health crisis and resulting demand and supply for crude oil, NGLs and natural gas, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements
The results reported for the three months ended March 31, 2025 reflect the consolidated results of Chord, including combined operations with Enerplus beginning on May 31, 2024, while the results reported for the three months ended March 31, 2024 reflect the consolidated results of Chord, excluding the impact from the business combination with Enerplus, unless otherwise noted.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	March 31, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$35,754	$36,950
Accounts receivable, net	1,318,383	1,298,973
Inventory	103,798	94,299
Prepaid expenses	24,453	30,875
Derivative instruments	32,754	35,944
Other current assets	82,146	82,077
Total current assets	1,597,288	1,579,118
Property, plant and equipment
Oil and gas properties (successful efforts method)	13,142,962	12,770,786
Other property and equipment	58,932	58,158
Less: accumulated depreciation, depletion and amortization	(2,487,186)	(2,142,775)
Total property, plant and equipment, net	10,714,708	10,686,169
Derivative instruments	4,900	5,629
Investment in unconsolidated affiliate	134,942	142,201
Long-term inventory	26,365	25,973
Operating right-of-use assets	28,185	38,004
Goodwill	530,616	530,616
Other assets	21,604	24,297
Total assets	$13,058,608	$13,032,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$89,924	$68,751
Revenues and production taxes payable	788,609	752,742
Accrued liabilities	775,858	732,296
Accrued interest payable	4,128	4,693
Derivative instruments	16,279	1,230
Advances from joint interest partners	2,730	2,434
Current operating lease liabilities	32,003	37,629
Other current liabilities	93,668	84,203
Total current liabilities	1,803,199	1,683,978
Long-term debt	798,824	842,600
Deferred tax liabilities	1,526,207	1,496,442
Asset retirement obligations	292,405	282,369
Derivative instruments	3,300	1,016
Operating lease liabilities	10,558	15,190
Other liabilities	5,451	8,150
Total liabilities	4,439,944	4,329,745
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 67,088,756 shares issued and 58,197,374 shares outstanding at March 31, 2025; and 240,000,000 shares authorized, 66,967,779 shares issued and 60,070,893 shares outstanding at December 31, 2024	674	673
Treasury stock, at cost: 8,891,382 shares at March 31, 2025 and 6,896,886 shares at December 31, 2024	(1,154,684)	(936,157)
Additional paid-in capital	7,328,611	7,336,091
Retained earnings	2,444,063	2,301,655
Total stockholders’ equity	8,618,664	8,702,262
Total liabilities and stockholders’ equity	$13,058,608	$13,032,007

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024

Revenues
Oil, NGL and gas revenues	$1,103,425	$748,162
Purchased oil and gas sales	111,622	337,098
Total revenues	1,215,047	1,085,260
Operating expenses
Lease operating expenses	233,074	159,206
Gathering, processing and transportation expenses	73,314	53,984
Purchased oil and gas expenses	111,368	335,762
Production taxes	74,642	63,911
Depreciation, depletion and amortization	349,809	168,894
General and administrative expenses	38,377	25,712
Exploration and impairment	1,983	6,154
Total operating expenses	882,567	813,623
Gain on sale of assets, net	5,516	1,302
Operating income	337,996	272,939
Other income (expense)
Net loss on derivative instruments	(20,281)	(27,577)
Net gain (loss) from investment in unconsolidated affiliate	(4,900)	16,296
Interest expense, net of capitalized interest	(15,818)	(7,592)
Loss on debt extinguishment	(3,494)	—
Other income (expense)	(501)	2,826
Total other expense, net	(44,994)	(16,047)
Income before income taxes	293,002	256,892
Income tax expense	(73,165)	(57,539)
Net income	$219,837	$199,353
Earnings per share:
Basic	$3.67	$4.79
Diluted	$3.66	$4.65
Weighted average shares outstanding:
Basic	59,502	41,468
Diluted	59,665	42,747

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024

Cash flows from operating activities:
Net income	$219,837	$199,353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	349,809	168,894
Loss on debt extinguishment	3,494	—
Gain on sale of assets	(5,516)	(1,302)
Impairment	1	3,919
Deferred income taxes	29,765	26,966
Net (gain) loss from investment in unconsolidated affiliate	4,900	(16,296)
Net loss on derivative instruments	20,281	27,577
Equity-based compensation expenses	6,876	4,771
Deferred financing costs amortization and other	(9,763)	2,663
Working capital and other changes:
Change in accounts receivable, net	(25,369)	(62,081)
Change in inventory	(9,499)	(9,471)
Change in prepaid expenses	5,205	(291)
Change in accounts payable, interest payable and accrued liabilities	60,353	29,147
Change in other assets and liabilities, net	6,519	32,849
Net cash provided by operating activities	656,893	406,698
Cash flows from investing activities:
Capital expenditures	(308,913)	(222,149)
Acquisitions	(17,876)	(334)
Proceeds from divestitures	6,204	2,371
Derivative settlements	972	(12,062)
Contingent consideration received	25,000	25,000
Distributions from investment in unconsolidated affiliate	2,343	2,287
Net cash used in investing activities	(292,270)	(204,887)
Cash flows from financing activities:
Proceeds from revolving credit facility	1,060,000	—
Principal payments on revolving credit facility	(1,445,000)	—
Repayment and discharge of senior notes	(401,432)	—
Issuance of senior notes	750,000	—
Deferred financing costs	(12,999)	—
Repurchases of common stock	(215,153)	(31,999)
Tax withholding on vesting of equity-based awards	(14,356)	(46,051)
Dividends paid	(86,464)	(152,389)
Payments on finance lease liabilities	(415)	(386)
Proceeds from warrants exercised	—	7,370
Net cash used in financing activities	(365,819)	(223,455)
Decrease in cash and cash equivalents	(1,196)	(21,644)
Cash and cash equivalents:
Beginning of period	36,950	317,998
End of period	$35,754	$296,354
Supplemental non-cash transactions:
Change in accrued capital expenditures	$46,208	$25,312
Change in asset retirement obligations	540	973
Dividends payable	7,623	17,587

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended March 31,
	2025	2024

	(In thousands)
GPT	$73,314	$53,984
Pipeline imbalances	549	(194)
Loss on derivative transportation contract(1)	—	(3,229)
Cash GPT	$73,863	$50,561
___________________
(1)The Company had a buy/sell transportation contract that qualified as a derivative. The changes in the fair value of this contract was recorded to GPT expense. As of June 30, 2024, the term of this contract expired.

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended March 31,
	2025	2024

	(In thousands)
General and administrative expenses	$38,377	$25,712
Merger costs(1)	(5,135)	(8,107)
Equity-based compensation expenses	(6,876)	(4,771)
Other non-cash adjustments	1,983	1,660
Cash G&A	$28,349	$14,494
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three months ended March 31, 2025 and 2024.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Interest expense	$15,818	$7,592
Capitalized interest	1,079	710
Amortization of deferred financing costs	(1,270)	(892)
Cash Interest	$15,627	$7,410
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses, loss on debt extinguishment and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net income	$219,837	$199,353
Interest expense, net of capitalized interest	15,818	7,592
Loss on debt extinguishment	3,494	—
Income tax expense	73,165	57,539
Depreciation, depletion and amortization	349,809	168,894
Merger costs(1)	5,135	8,107
Exploration and impairment expenses	1,983	6,154
Gain on sale of assets	(5,516)	(1,302)
Net loss on derivative instruments	20,281	27,577
Realized loss on commodity price derivative contracts	(251)	(1,361)
Net (gain) loss from investment in unconsolidated affiliate	4,900	(16,296)
Distributions from investment in unconsolidated affiliate	2,359	2,287
Equity-based compensation expenses	6,876	4,771
Other non-cash adjustments	(2,379)	1,464
Adjusted EBITDA	695,511	464,779
Cash Interest	(15,627)	(7,410)
E&P and other capital expenditures	(355,439)	(257,748)
Cash taxes paid	(33,949)	—
Adjusted Free Cash Flow	$290,496	$199,621

Net cash provided by operating activities	$656,893	$406,698
Changes in working capital	(37,209)	9,847
Interest expense, net of capitalized interest	15,818	7,592
Current income tax expense	43,400	30,573
Merger costs(1)	5,135	8,107
Exploration expenses	1,982	2,235
Realized loss on commodity price derivative contracts	(251)	(1,361)
Distributions from investment in unconsolidated affiliate	2,359	2,287
Deferred financing costs amortization and other	9,763	(2,663)
Other non-cash adjustments	(2,379)	1,464
Adjusted EBITDA	695,511	464,779
Cash Interest	(15,627)	(7,410)
E&P and other capital expenditures	(355,439)	(257,748)
Cash taxes paid	(33,949)	—
Adjusted Free Cash Flow	$290,496	$199,621
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three months ended March 31, 2025 and 2024.
Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the
Company’s investment in an unconsolidated affiliate, impairment, loss on debt extinguishment and other similar non-cash charges (2) merger costs and (3) the impact of taxes based on an estimated tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net income	$219,837	$199,353
Net loss on derivative instruments	20,281	27,577
Realized loss on commodity price derivative contracts	(251)	(1,361)
Net (gain) loss from investment in unconsolidated affiliate	4,900	(16,296)
Distributions from investment in unconsolidated affiliate	2,359	2,287
Impairment	1	3,919
Merger costs(1)	5,135	8,107
Gain on sale of assets, net	(5,516)	(1,302)
Amortization of deferred financing costs	1,270	892
Loss on debt extinguishment	3,494	—
Other non-cash adjustments	(2,379)	1,464
Tax impact(2)	(6,889)	(5,664)
Adjusted net income	242,242	218,976
Distributed and undistributed earnings allocated to participating securities	(1,351)	(856)
Adjusted net income attributable to common stockholders	$240,891	$218,120

	Three Months Ended March 31,
	2025	2024

Diluted earnings per share	$3.68	$4.66
Net loss on derivative instruments	0.34	0.65
Realized loss on commodity price derivative contracts	—	(0.03)
Net (gain) loss from investment in unconsolidated affiliate	0.08	(0.38)
Distributions from investment in unconsolidated affiliate	0.04	0.05
Impairment	—	0.09
Merger costs(1)	0.09	0.19
Gain on sale of assets, net	(0.09)	(0.03)
Amortization of deferred financing costs	0.02	0.02
Loss on debt extinguishment	0.06	—
Other non-cash adjustments	(0.04)	0.03
Tax impact(2)	(0.12)	(0.13)
Adjusted Diluted Earnings Per Share	4.06	5.12
Less: Distributed and undistributed earnings allocated to participating securities	(0.02)	(0.02)
Adjusted Diluted Earnings Per Share	$4.04	$5.10

Diluted weighted average shares outstanding (in thousands)	59,665	42,747

Tax rate applicable to adjustment items(2)	23.5%	22.4%
_____________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three months ended March 31, 2025 and 2024.
(2)The tax impact is computed by applying an estimated tax rate to the adjustments for certain non-cash and non-recurring items.